UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 10, 2012

(Date of earliest event reported)

SCOLR Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31982	91-1689591
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19204 North Creek Parkway, Suite 100

Bothell, Washington 98011

(Address of principal executive offices and zip code)

(425) 368-1050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SCOLR PHARMA, INC.

FORM 8-K

Item 1.01 Entry into a Material Definitive Agreement.

On February 10, 2012, the Company and Brenner Construction Co. d/b/a Brenner Properties entered into a lease agreement, effective as of February 7, 2012 (the “Lease”), pursuant to which the Company will lease approximately 1,300 square feet of office space at 13400 NE 20th Street, Bellevue, Washington. The term of the lease is 13 months and shall commence on March 1, 2012. The Company intends to relocate it headquarters from Bothell, Washington, to the new space during the first quarter of 2012. The monthly base rent under the lease is $1,793.00 per month.

A copy of the Lease is attached as Exhibit 10.1 to this current report and is incorporated herein. The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained under Item 1.01 above is incorporated into this item by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Lease, dated as of February 7, 2012, between SCOLR Pharma, Inc. and Brenner Construction Co. d/b/a Brenner Properties.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR Pharma, Inc.
(Registrant)

February 14, 2012	By:	/s/ RICHARD M. LEVY
(Date)		Richard M. Levy
Executive Vice President & Chief Financial Officer